Exhibit 99.82

November 6, 2009

Board of Directors
FNB Bancorp
First National Bank of Northern California
975 El Camino Real
South San Francisco, CA 94080

Gentlemen:

          It is with sadness and regrets that I tender my resignation from our fine Board, effective December 31, 2009. As you are all aware, this has been a forty-five year labor of love, less an 18-month hiatus, and I have treasured every one of them.

          Unfortunately, age and health matters have become an issue, and it’s time to attend to other matters. I am and always will be available to assist and or counsel on any issue that may arise.

With regrets, I remain,

/s/ Michael R. Wyman

Michael R. Wyman
Chairman of the Board